EXHIBIT 4.2
                                                                     -----------



     This Security is a Registered Security in permanent global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. 1
                                                 CUSIP NO.:            101137AC1
                                                 ISIN NO.:          US101137AC16


                                  $ 250,000,000

                              4.250% NOTE DUE 2011


                  BOSTON SCIENTIFIC CORPORATION promises to pay
            to Cede & Co. or registered assigns the principal sum of
               TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on
                                January 12, 2011.

Interest Payment Dates: January 12 and July 12 of each year, commencing January 12, 2005.

Regular Record Dates: January 1 and July 1.


     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:  November 18, 2004

                                                BOSTON SCIENTIFIC CORPORATION


                                                By: /s/ Milan Kofol
                                                    ----------------------------
                                                Name:  Milan Kofol
                                                Title: Vice President, Treasurer
                                                       and Investor Relations





             [corporate seal]


Attest:


By:  /s/ Lawrence J. Knopf
     --------------------------
Name:   Lawrence J. Knopf
Title:  Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION



Dated: November 18, 2004

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                 J.P. MORGAN TRUST COMPANY,
                                                 NATIONAL ASSOCIATION as Trustee


                                                 By: /s/ James P. Freeman
                                                     --------------------------
                                                          Authorized Officer

                          [REVERSE OF FORM OF SECURITY]

                          BOSTON SCIENTIFIC CORPORATION


                              4.250% NOTE DUE 2011

     1. Interest. BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the "Company", which definition shall include any successor thereto in accordance with the Indenture (as defined below), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 4.250% per annum. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from November 18, 2004 through but excluding the date on which interest is paid. Interest shall be payable in arrears on January 12 and July 12 of each year (each an "Interest Payment Date"), commencing January 12, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Securities to the Persons who are registered Holders of Securities at the close of business on the immediately preceding January 1 and July 1 of each year (each, a "Regular Record Date"). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, the Redemption Price and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder or by wire transfer to an account designated by the Holder of this Security; provided, however, that so long as the Securities are registered in the name of The Depository Trust Company ("DTC"), or its nominee, all payments of principal, Redemption Price and interest in respect thereof will be made in immediately available funds.

     3. Paying Agent and Security Registrar. Initially, J.P. Morgan Trust Company, National Association, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice.

     4. Indenture. The Company issued the Securities under an Indenture, dated as of November 18, 2004 (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Trustee"). This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as amended from time to time (the "TIA"). The Securities are subject to all such terms, and Holders of the Securities are referred to the Indenture and the TIA for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities constitute senior indebtedness of the Company and, as such, shall be general unsecured and unsubordinated obligations of the Company ranking equally with all of the Company's unsecured and unsubordinated obligations. The Company may, subject to the terms of the Indenture and applicable law, issue additional Securities under the Indenture. The Securities issued on November 18, 2004 and any additional Securities subsequently issued shall be treated as a single class for all purposes of the Indenture. The Indenture limits the ability of the Company to incur certain liens and to merge or consolidate with another entity or transfer all or substantially all of its property and assets.

     5. Optional Redemption. The Securities are subject to redemption upon not less than 30 nor more than 60 days notice mailed to the Holder, at any time prior to maturity as a whole or in part, at the election of the Company at a price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 10 basis points, plus, in each case, accrued and unpaid interest on the Securities to the Redemption Date.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with Company.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC and their respective successors; PROVIDED, HOWEVER, that, if any of the foregoing shall cease to be a primary United States Government securities dealer in the United States (a "Primary Treasury Dealer"), the Company shall substitute therefore another Primary Treasury Dealer; and (2) any other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

     6.   Sinking Fund. No sinking fund is provided for the Securities.

     7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 of the Indenture not involving any transfer.

     8. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

     9. Unclaimed Money. Subject to any applicable abandoned property laws, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as unsecured general creditors unless an "abandoned property" law designates another Person.

     10. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities affected, subject to certain exceptions requiring the consent of the Holders of each Security affected thereby.

     11. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article 8 of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

     12. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 501(5) or Section 501(6) of the Indenture) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may, or the Trustee may, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 501(5) or
Section 501(6) of the Indenture occurs and is continuing, the principal of and accrued interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

     13. No Recourse Against Others. A director, officer, employee, or stockholder, as such, of the Company or any of its Affiliates shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     14. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Security and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication to this Security.

     16. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     The Company will furnish to any Holder of Securities upon written request and without charge a copy of the Indenture. Requests may be made to:

     BOSTON SCIENTIFIC CORPORATION
     One Boston Scientific Place
     Natick, Massachusetts  01760
     Telephone:  (508) 650-8000
     Telecopy:  (508) 650-8956
     Attention:  General Counsel

                                 ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:


     I or we assign and transfer this Security to ___________________________ ___________________________________________________ (Insert assignee's social security or tax ID number) ___________________________ (Print or type assignee's name, address and zip code) and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: ___________________________    Your signature: ___________________________
                                                     (Sign exactly as your name
                                                      appears on the other side
                                                          of this Security)


Signature Guarantee: ___________________________________________________________






     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.